Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2016 Financial Results

New York, NY – August 4, 2016 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed global net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2016.

Total Company Update

•	Net income attributable to W. P. Carey of $51.7 million, or $0.48 per diluted share

•	AFFO of $132.2 million, or $1.24 per diluted share

•	Affirm 2016 AFFO guidance range of $5.00 to $5.20 per diluted share

•	Quarterly cash dividend raised to $0.9800 per share, equivalent to an annualized dividend rate of $3.92 per share

•	Raised a total of $56.2 million in net proceeds through the Company’s ATM offering program during and subsequent to the 2016 second quarter

Business Segment Update

Owned Real Estate

•	Segment Net income attributable to W. P. Carey of $51.4 million

•	Segment AFFO of $130.5 million, or $1.22 per diluted share

•	Completed two investments totaling $385.8 million and entered into an agreement to provide $128.1 million in build-to-suit financing

•	Disposed of four properties for total proceeds of $159.7 million

•	Net lease portfolio occupancy of 98.8%

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 1

Investment Management

•	Segment Net income attributable to W. P. Carey of $0.3 million

•	Segment AFFO of $1.7 million, or $0.02 per diluted share

•	Assets under management of $11.7 billion

MANAGEMENT COMMENTARY

“For the 2016 second quarter we generated AFFO per diluted share of $1.24, bringing AFFO for the first half of the year to $2.55, on pace with our full year guidance range,” said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “Our second quarter results reflect the inherent variability in the timing of deal closings, resulting in a lower contribution from Investment Management compared to the prior-year period. However, the higher-quality recurring income streams that we value most continued to grow year-over-year in each of our businesses. Specifically, lease revenues grew through a combination of acquisitions and contractual rent escalations, and growth in assets under management generated both higher asset management fees and additional income from our partnership interests in the Managed REITs.

“During the quarter, our focus was firmly on the day-to-day operation of our business, making progress on each of our key priorities. Operational efficiency improved as a result of our cost reduction initiative. We closed two accretive investments for our Owned Real Estate portfolio and made headway with our disposition plan. Within Investment Management, we raised additional capital amid an industry adapting to new regulations. We also utilized our ATM program and undertook significant investor outreach to ensure continued access to capital markets and diversity in our capital sources.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2016 second quarter totaled $198.8 million, down 11.4% from $224.3 million for the 2015 second quarter, due primarily to lower net revenues from Investment Management, partly offset by higher net revenues from Owned Real Estate.

•
Owned Real Estate: Owned Real Estate revenues excluding reimbursable tenant costs (net revenues from Owned Real Estate) for the 2016 second quarter were $176.4 million, up 1.3% from $174.1 million for the 2015 second quarter, due primarily to additional lease revenues from properties acquired since the start of the 2015 second quarter and contractual rent escalations on existing properties.

•
Investment Management: Investment Management revenues excluding reimbursable costs (net revenues from Investment Management) for the 2016 second quarter were $22.3 million, down 55.6% from $50.2 million for the 2015 second quarter, due primarily to lower structuring revenue resulting from reduced investment activity on behalf of the Managed REITs during the current-year period, partly offset by higher asset management revenue as a result of growth in assets under management.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2016 second quarter was $51.7 million, down 18.3% compared to $63.3 million for the 2015 second quarter, due primarily to impairment charges recognized in the current-year period and lower structuring revenue within Investment Management, partly offset by the aggregate gain on sale of real estate recognized in the current-year period and lower general and administrative expenses.

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2016 second quarter was $1.24 per diluted share, down 5.3% compared to $1.31 per diluted share for the 2015 second quarter. The decrease was due primarily to lower structuring revenues, net of associated costs, resulting from lower investment activity on behalf of the Managed REITs during the current-year period, partly offset by additional lease revenues from both properties acquired since the start of the 2015 second quarter and contractual rent escalations on existing properties, higher asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed REITs, and lower general and administrative expenses.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on June 16, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.9800 per share, equivalent to an annualized dividend rate of $3.92 per share. The dividend was paid on July 15, 2016 to stockholders of record as of June 30, 2016.

AFFO GUIDANCE

•	For the 2016 full year, the Company affirms that it expects to report AFFO of between $5.00 and $5.20 per diluted share based on the following key assumptions:

(i)	acquisitions for the Company’s Owned Real Estate portfolio of between $400 million and $600 million;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $650 million and $850 million; and

(iii)	acquisitions on behalf of the Managed REITs of between $1.8 billion and $2.3 billion.

BALANCE SHEET AND CAPITALIZATION

“At-The-Market” (ATM) Offering Program

•
During the 2016 second quarter, the Company utilized its ATM offering program for the first time, issuing 281,301 shares of common stock at a weighted-average price of $68.47 per share, for net proceeds of $19.0 million.

•	Subsequent to quarter end, the Company issued 548,918 shares of common stock under its ATM offering program at a weighted-average price of $68.87 per share, for net proceeds of $37.2 million.

OWNED REAL ESTATE

Acquisitions

•
During the 2016 second quarter, the Company completed two investments totaling $385.8 million, and entered into an agreement to provide $128.1 million in build-to-suit financing on one investment, including transaction-related costs and fees.

Dispositions

•
During the 2016 second quarter, as part of its active capital recycling program, the Company disposed of four properties from its Owned Real Estate portfolio for total proceeds of $159.7 million, bringing total dispositions for the first half of 2016 to $262.0 million, before transaction-related costs and fees.

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 3

Composition

•
As of June 30, 2016, the Company’s Owned Real Estate portfolio consisted of 914 net lease properties, comprising 92.8 million square feet leased to 221 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.4 years and the occupancy rate was 98.8%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs) and Carey Credit Income Fund (CCIF) (together with the Managed REITs, the Managed Programs).

Acquisitions

•
During the 2016 second quarter, the Company structured new investments totaling $181.8 million on behalf of the Managed REITs, including transaction-related costs and fees, bringing total investment volume on behalf of the Managed REITs for the first half of 2016 to $593.5 million.

Assets Under Management

•	As of June 30, 2016, the Managed Programs had total assets under management of approximately $11.7 billion, up 12.5% from $10.4 billion as of June 30, 2015.

Net Investor Capital Inflows

•
During the 2016 second quarter, investor capital inflows for the Managed Programs, including Distribution Reinvestment Plan proceeds, net of redemptions, totaled $134.6 million, due primarily to inflows into CWI 2 and CCIF.

Product Update

•
As previously announced, during the 2016 second quarter the Company filed a registration statement with the Securities and Exchange Commission (SEC) for CPA®:19 – Global, a diversified non-traded REIT. The registration statement remains subject to review by the SEC, so there can be no assurances as to whether or when the related offering will be commenced.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2016 second quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on August 4, 2016.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Thursday, August 4, 2016 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-407-4019 (US) or +1-201-689-8337 (international)
Audio Webcast: www.wpcarey.com/earnings

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 4

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At June 30, 2016, the Company had an enterprise value of approximately $11.7 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $11.7 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, including statements regarding our key priorities, operational efficiencies, cost reductions, disposition plans, capital markets access, as well as annualized dividends, adjusted funds from operations coverage and guidance, including underlying assumptions, capital recycling and intended results thereof, the continued ability of the Company to sell shares under its ATM program, and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 26, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2016	December 31, 2015
Assets
Investments in real estate:
Real estate, at cost	$5,231,806	$5,309,925
Operating real estate, at cost	81,508	82,749
Accumulated depreciation	(420,420)	(381,529)
Net investments in properties	4,892,894	5,011,145
Net investments in direct financing leases	741,185	756,353
Assets held for sale, net	276,336	59,046
Net investments in real estate	5,910,415	5,826,544
Equity investments in the Managed Programs and real estate	286,775	275,473
Cash and cash equivalents	173,305	157,227
Due from affiliates	57,353	62,218
In-place lease and tenant relationship intangible assets, net	843,154	902,848
Goodwill	640,588	681,809
Above-market rent intangible assets, net	422,748	475,072
Other assets, net	348,233	360,898
Total Assets	$8,682,571	$8,742,089

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,110,441	$2,269,421
Senior Unsecured Notes, net	1,487,864	1,476,084
Senior Unsecured Credit Facility - Revolver	793,770	485,021
Senior Unsecured Credit Facility - Term Loan, net	249,853	249,683
Accounts payable, accrued expenses and other liabilities	270,602	342,374
Below-market rent and other intangible liabilities, net	128,466	154,315
Deferred income taxes	72,699	86,104
Distributions payable	104,911	102,715
Total liabilities	5,218,606	5,165,717
Redeemable noncontrolling interest	965	14,944

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	105	104
Additional paid-in capital	4,316,732	4,282,042
Distributions in excess of accumulated earnings	(839,162)	(738,652)
Deferred compensation obligation	60,789	56,040
Accumulated other comprehensive loss	(206,201)	(172,291)
Total W. P. Carey stockholders’ equity	3,332,263	3,427,243
Noncontrolling interests	130,737	134,185
Total equity	3,463,000	3,561,428
Total Liabilities and Equity	$8,682,571	$8,742,089

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Revenues
Owned Real Estate:
Lease revenues	$167,328	$175,244	$162,574
Operating property revenues (a)	8,270	6,902	8,426
Reimbursable tenant costs	6,391	6,309	6,130
Lease termination income and other (b)	838	32,541	3,122
	182,827	220,996	180,252
Investment Management:
Asset management revenue	15,005	14,613	12,073
Reimbursable costs	12,094	19,738	7,639
Structuring revenue	5,968	12,721	37,808
Dealer manager fees	1,372	2,172	307
	34,439	49,244	57,827
	217,266	270,240	238,079
Operating Expenses
Depreciation and amortization	66,581	84,452	65,166
Impairment charges	35,429	—	591
General and administrative	20,951	21,438	26,376
Reimbursable tenant and affiliate costs	18,485	26,047	13,769
Property expenses, excluding reimbursable tenant costs	10,510	17,772	11,020
Stock-based compensation expense	4,001	6,607	5,089
Dealer manager fees and expenses	2,620	3,352	2,327
Subadvisor fees (c)	1,875	3,293	4,147
Restructuring and other compensation (d)	452	11,473	—
Property acquisition and other expenses (e)	(207)	5,566	1,897
	160,697	180,000	130,382
Other Income and Expenses
Interest expense	(46,752)	(48,395)	(47,693)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,429	15,011	14,272
Other income and (expenses)	426	3,871	7,641
	(29,897)	(29,513)	(25,780)
Income before income taxes and gain on sale of real estate	26,672	60,727	81,917
Benefit from (provision for) income taxes	8,217	(525)	(15,010)
Income before gain on sale of real estate	34,889	60,202	66,907
Gain on sale of real estate, net of tax	18,282	662	16
Net Income	53,171	60,864	66,923
Net income attributable to noncontrolling interests	(1,510)	(3,425)	(3,575)
Net Income Attributable to W. P. Carey	$51,661	$57,439	$63,348

Basic Earnings Per Share	$0.48	$0.54	$0.60
Diluted Earnings Per Share	$0.48	$0.54	$0.59
Weighted-Average Shares Outstanding
Basic	106,310,362	105,939,161	105,764,032
Diluted	106,530,036	106,405,453	106,281,983

Distributions Declared Per Share	$0.9800	$0.9742	$0.9540

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2016	2015
Revenues
Owned Real Estate:
Lease revenues	$342,572	$322,739
Lease termination income and other (b)	33,379	6,331
Operating property revenues (a)	15,172	15,538
Reimbursable tenant costs	12,700	12,069
	403,823	356,677
Investment Management:
Reimbursable costs	31,832	17,246
Asset management revenue	29,618	23,232
Structuring revenue	18,689	59,528
Dealer manager fees	3,544	1,581
Other advisory revenue	—	203
	83,683	101,790
	487,506	458,467
Operating Expenses
Depreciation and amortization	151,033	130,566
Reimbursable tenant and affiliate costs	44,532	29,315
General and administrative	42,389	56,144
Impairment charges	35,429	3,274
Property expenses, excluding reimbursable tenant costs	28,282	20,384
Restructuring and other compensation (d)	11,925	—
Stock-based compensation expense	10,608	12,098
Dealer manager fees and expenses	5,972	4,699
Property acquisition and other expenses (e)	5,359	7,573
Subadvisor fees (c)	5,168	6,808
	340,697	270,861
Other Income and Expenses
Interest expense	(95,147)	(95,642)
Equity in earnings of equity method investments in the Managed Programs and real estate	31,440	25,995
Other income and (expenses)	4,297	3,335
	(59,410)	(66,312)
Income before income taxes and gain on sale of real estate	87,399	121,294
Benefit from (provision for) income taxes	7,692	(16,990)
Income before gain on sale of real estate	95,091	104,304
Gain on sale of real estate, net of tax	18,944	1,201
Net Income	114,035	105,505
Net income attributable to noncontrolling interests	(4,935)	(6,041)
Net Income Attributable to W. P. Carey	$109,100	$99,464

Basic Earnings Per Share	$1.02	$0.94
Diluted Earnings Per Share	$1.02	$0.93
Weighted-Average Shares Outstanding
Basic	106,124,881	105,532,976
Diluted	106,504,226	106,355,402

Distributions Declared Per Share	$1.9542	$1.9065
__________

(a)
Comprised of revenues of $8.3 million and $15.1 million from two hotels for the three and six months ended June 30, 2016, respectively, and revenues of $0.1 million from one self-storage facility for the six months ended June 30, 2016. During the three months ended March 31, 2016, we sold our remaining self-storage facility.

(b)
Amounts for both the three months ended March 31, 2016 and six months ended June 30, 2016 include $32.2 million of lease termination income related to a property classified as held for sale as of December 31, 2015 and sold during the three months ended March 31, 2016.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 0.75% of the acquisition fees and 0.5% of asset management fees paid to us by CPA®:18 – Global.

(d)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements.

(e)
Amounts for the three months ended June 30, 2016, three months ended March 31, 2016, and six months ended June 30, 2016 include expenses related to our formal strategic review of $(0.2) million, $5.5 million, and $5.3 million, respectively.

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net income attributable to W. P. Carey	$51,661	$57,439	$63,348
Adjustments:
Depreciation and amortization of real property	65,096	82,957	63,688
Impairment charges	35,429	—	591
Gain on sale of real estate, net	(18,282)	(662)	(16)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,662)	(2,625)	(2,640)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,331	1,309	1,296
Total adjustments	80,912	80,979	62,919
FFO Attributable to W. P. Carey (as defined by NAREIT)	132,573	138,418	126,267
Adjustments:
Tax benefit – deferred	(16,535)	(2,988)	(1,372)
Above- and below-market rent intangible lease amortization, net (a)	13,105	(1,818)	13,220
Stock-based compensation	4,001	6,607	5,089
Straight-line and other rent adjustments (b)	(2,234)	(26,912)	(3,070)
Amortization of deferred financing costs	1,305	1,354	1,489
Realized losses (gains) on foreign currency	1,222	(212)	415
Restructuring and other compensation (c)	452	11,473	—
Other amortization and non-cash items (d)	(360)	(3,833)	(6,574)
Property acquisition and other expenses (e)	(207)	5,566	1,897
(Gain) loss on extinguishment of debt	(112)	1,925	—
Allowance for credit losses	—	7,064	—
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(841)	1,321	1,660
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(131)	1,499	15
Total adjustments	(335)	1,046	12,769
AFFO Attributable to W. P. Carey	$132,238	$139,464	$139,036

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$132,573	$138,418	$126,267
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.24	$1.30	$1.19
AFFO attributable to W. P. Carey	$132,238	$139,464	$139,036
AFFO attributable to W. P. Carey per diluted share	$1.24	$1.31	$1.31
Diluted weighted-average shares outstanding	106,530,036	106,405,453	106,281,983

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2016	2015
Net income attributable to W. P. Carey	$109,100	$99,464
Adjustments:
Depreciation and amortization of real property	148,053	127,579
Impairment charges	35,429	3,274
Gain on sale of real estate, net	(18,944)	(1,201)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(5,287)	(5,293)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	2,640	2,574
Total adjustments	161,891	126,933
FFO Attributable to W. P. Carey (as defined by NAREIT)	270,991	226,397
Adjustments:
Straight-line and other rent adjustments (b)	(29,146)	(6,007)
Tax benefit – deferred	(19,523)	(3,118)
Restructuring and other compensation (c)	11,925	—
Above- and below-market rent intangible lease amortization, net (a)	11,287	26,970
Stock-based compensation	10,608	12,098
Allowance for credit losses	7,064	—
Property acquisition and other expenses (e)	5,359	7,573
Other amortization and non-cash items (d)	(4,193)	115
Amortization of deferred financing costs	2,659	2,654
Loss on extinguishment of debt	1,813	—
Realized losses (gains) on foreign currency	1,010	(139)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	480	2,659
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	1,368	(199)
Total adjustments	711	42,606
AFFO Attributable to W. P. Carey	$271,702	$269,003

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$270,991	$226,397
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$2.54	$2.13
AFFO attributable to W. P. Carey	$271,702	$269,003
AFFO attributable to W. P. Carey per diluted share	$2.55	$2.53
Diluted weighted-average shares outstanding	106,504,226	106,355,402
__________

(a)
Amounts for both the three months ended March 31, 2016 and six months ended June 30, 2016 include $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property that was sold during the three months ended March 31, 2016.

(b)
Amounts for both the three months ended March 31, 2016 and six months ended June 30, 2016 include an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during the three months ended March 31, 2016, as such amount was determined to be non-core income. Amounts for both the three months ended March 31, 2016 and six months ended June 30, 2016 also reflect an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the three months ended March 31, 2016.

(c)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements.

(d)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(e)
Amounts for the three months ended June 30, 2016, three months ended March 31, 2016, and six months ended June 30, 2016 include expenses related to our formal strategic review of $(0.2) million, $5.5 million, and $5.3 million, respectively.

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly-owned investments. Adjustments for unconsolidated partnerships and jointly-owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses, which includes costs recorded related to our formal strategic review, certain lease termination income, and expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements. We also exclude realized gains/losses on foreign exchange transactions, other than those realized on the settlement of foreign currency derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2016 Earnings Release 8-K – 11